Exhibit 99.1
CANOO INC. ANNOUNCES FIRST QUARTER 2022 RESULTS

•$300 million in total funding via a committed PIPE from an existing shareholder and an equity purchase agreement with financing partner Yorkville Advisors
•In addition, the Company has filed a $300 million universal shelf
•A total of $600 million in accessible capital to optimize the Company’s financial needs to SOP
Justin, TX (May 10, 2022) – Canoo Inc. (Nasdaq: GOEV), a high-tech advanced mobility company, today announced its financial results for the first quarter of 2022.

“We have been clear about our philosophy of raising capital judiciously and will continue with this disciplined approach,” said Tony Aquila, Investor, Chairman & CEO at Canoo. “We have more than $600 million in accessible capital to support Start of Production (SOP). As operators and investors, we have significant experience raising capital in challenging markets – and the best way to raise capital is to achieve your goals. We will continue to raise when needed, bridge to milestones and be in a position to take advantage of improving market conditions. We are focused on long term value creation for our customers and shareholders.”
Additional Recent Updates Include:
•Since the end of the first quarter, we have more than doubled the Gamma builds to 39 vehicles
•We now have more than 17,500 preorders with a projected value of $750 million and a growing pipeline
•Selected by NASA for Artemis ground crew transportation vehicles, which is expected to be the longest lasting space exploration program in history
First Quarter Business Highlights:
•17 Gamma vehicles on the road
•Completed our second year of deep Winter Testing of more than 2,000 miles
•Produced battery modules for 43 Gamma vehicles, a 156% increase from Q4’21
First Quarter Financial Highlights:
•Cash and cash equivalents of $104.9 million as of March 31, 2022.
•GAAP net loss and comprehensive loss of $125.4 million for the three months ended March 31, 2022, compared to a GAAP net loss and comprehensive loss of $15.2 million for the three months ended March 31, 2021. The GAAP net loss and comprehensive loss for the three months ended March 31, 2022 and March 31, 2021 included a gain of $15.5 million and $83.6 million on the fair value change of the contingent earnout shares liability, respectively.
•Adjusted EBITDA of $(117.4) million for the three months ended March 31, 2022, compared to $(49.8) million for the three months ended March 31, 2021.
•Net cash used in operating activities totaled $120.3 million for the three months ended March 31, 2022, compared to $53.9 million for the three months ended March 31, 2021.
•Net cash provided by investing activities was $2.0 million during the three months ended March 31, 2022, compared to net cash used in investing activities of $12.1 million during the three months ended March 31, 2021.
•Due to the timing of our announced funding, and the 2014 FASB accounting rule, as of the date of this announcement, we are reporting that there is substantial doubt about the Company’s ability to continue as a going concern.
Second Quarter 2022 Business Outlook
Based upon our current projections, Canoo expects:
•Operating Expenses (excluding stock-based compensation and depreciation) of: $95 million to $115 million
•Capital Expenditures of: $85 million to $105 million

Conference Call Information
Canoo will host a conference call to discuss the results today, May 10, 2022, at 5:00 PM ET.
To listen to the conference call via telephone dial (877) 407-9169 (U.S.) and (201) 493-6755 (international callers/U.S. toll) and enter the conference ID number 13728979. To listen to the webcast, please click here. A telephone replay will be available until May 24, 2022, at (877) 660-6853 (U.S.) and (201) 612-7415 (international callers/U.S. toll), with Conference ID number 13728979. To listen to the webcast replay, please click here.
About Canoo
Canoo’s mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that spans the full lifecycle of the vehicle. Distinguished by its experienced team from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space that is customizable across all owners in the vehicle lifecycle to support a wide range of vehicle applications for consumers and businesses.
Canoo has teams in California, Texas, Oklahoma and Arkansas. For more information, please visit www.canoo.com. For Canoo press materials, including photos, please visit press.canoo.com. For investors, please visit investors.canoo.com.
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
“EBITDA” is defined as net loss before interest expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, restructuring charges, asset impairments, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe Adjusted EBITDA, when combined with net loss, and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA and Adjusted EBITDA in the same fashion.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We manage our business utilizing EBITDA and Adjusted EBITDA as supplemental performance measures.

First Quarter 2022 Financial Results
CANOO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
UNAUDITED

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$104,926	$224,721
Restricted cash, current	3,448	2,771
Prepaids and other current assets	34,373	63,814
Total current assets	142,747	291,306
Property and equipment, net	223,715	202,314
Restricted cash, non-current	10,250	—
Operating lease right-of-use assets	26,847	14,228
Other assets	16,402	15,226
Total assets	$419,961	$523,074

Liabilities and stockholders' equity
Liabilities
Current liabilities
Accounts payable	$80,930	$52,267
Accrued expenses and other current liabilities	51,972	83,925
Total current liabilities	132,902	136,192
Contingent earnout shares liability	13,592	29,057
Operating lease liabilities	25,758	13,826
Total liabilities	172,252	179,075

Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 authorized, no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 500,000 authorized; 239,858 and 238,578 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	24	24
Additional paid-in capital	1,065,181	1,036,104
Accumulated deficit	(817,496)	(692,129)
Total stockholders’ equity	247,709	343,999
Total liabilities and stockholders’ equity	$419,961	$523,074

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share values)
UNAUDITED

	Three months ended March 31,
	2022	2021
Revenue	$—	$—

Costs and Operating Expenses
Cost of revenue, excluding depreciation	—	—
Research and development expenses, excluding depreciation	82,487	39,319
Selling, general and administrative expenses, excluding depreciation	55,621	55,627
Depreciation	2,678	2,124
Total costs and operating expenses	140,786	97,070
Loss from operations	(140,786)	(97,070)

Other (expense) income
Interest (expense) income	(29)	11
Gain on fair value change in contingent earnout shares liability	15,465	83,560
Loss on fair value change in private placement warrants liability	—	(1,639)
Other (expense), net	(17)	(89)
Loss before income taxes	(125,367)	(15,227)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(125,367)	$(15,227)

Per Share Data:
Net loss per share, basic and diluted	$(0.54)	$(0.07)

Weighted-average shares outstanding, basic and diluted	233,661	224,795

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
UNAUDITED

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(125,367)	$(15,227)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,678	2,124
Non-cash operating lease expense	439	(584)
Stock-based compensation	20,680	45,146
Gain on fair value in contingent earnout shares liability	(15,465)	(83,560)
Loss on fair value change in private placement warrants liability	—	1,639
Changes in operating assets and liabilities:
Prepaids and other current assets	(998)	(9,176)
Other assets	(1,176)	253
Accounts payable, accrued expenses and other current liabilities	(1,128)	5,366
Other long-term liabilities	—	71
Net cash used in operating activities	(120,337)	(53,948)

Cash flows from investing activities:
Purchases of property and equipment	(28,442)	(12,108)
Return of prepayment to VDL Nedcar	30,440	—
Net cash provided by (used in) investing activities	1,998	(12,108)

Cash flows from financing activities:
Proceeds from exercise of public warrants	—	6,867
Withholding for employee stock purchase plan	1,174	—
Repurchase of unvested shares	(3)	(2)
Payment of offering costs	(100)	(1,306)
Proceeds from the purchase of shares and warrants by VDL Nedcar	8,400	—
Net cash provided by financing activities	9,471	5,559
Net decrease in cash, cash equivalents, and restricted cash	(108,868)	(60,497)

Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	227,492	702,422
Cash, cash equivalents, and restricted cash, end of period	$118,624	$641,925

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents at end of period	$104,926	$641,925
Restricted cash, current at end of period	3,448	—
Restricted cash, non-current at end of period	$10,250	$—
Total cash, cash equivalents, and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$118,624	$641,925

CANOO INC.
ADJUSTED EBITDA RECONCILIATION TABLE
The following table reconciles Net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
(in thousands)	2022	2021
Net loss	$(125,367)	$(15,227)
Interest expense (income)	29	(11)
Provision for income taxes	—	—
Depreciation	2,678	2,124
EBITDA	(122,660)	(13,114)
Adjustments:
Gain on fair value change in contingent earnout shares liability	(15,465)	(83,560)
Loss on fair value change in private placement warrants liability	—	1,639
Other expense, net	17	89
Stock-based compensation	20,680	45,146
Adjusted EBITDA	$(117,428)	$(49,800)
Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, expectations and timing related to commercial product launches and the achievement of operational milestones, including the ability to meet and/or accelerate anticipated production timelines, Canoo's ability to capitalize on commercial opportunities, current or anticipated customer orders, and expectations regarding the development of facilities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo’s ability to access future capital, via debt or equity markets, or other sources; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2022, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:
Media Relations
Agnes Gomes-Koizumi
Vice President, Communications
Press@canoo.com
Investor Relations
Nick Cunningham
Senior Vice President, Investor Relations & Capital Markets
IR@canoo.com